THIRD AMENDMENT TO AMENDED AND RESTATED
CREDIT AGREEMENT AND COMMITMENT INCREASE AGREEMENT

THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND COMMITMENT INCREASE AGREEMENT (this “Third Amendment”) is dated and effective as of March 17, 2017 (the “Third Amendment Effective Date”) by and among WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Administrative Agent (“Administrative Agent”), the Lenders party hereto, PATRICK INDUSTRIES, INC., an Indiana corporation (“Borrower”), and ADORN HOLDINGS, INC., a Delaware corporation (“Guarantor”).
Recitals
A.    Borrower, Administrative Agent and the Lenders are parties to that certain Amended and Restated Credit Agreement dated as of April 28, 2015, as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof (the “Credit Agreement”).
B.    Borrower has requested that the Lenders and the Administrative Agent amend and modify the Credit Agreement to, among other things, increase the aggregate amount of the Revolving Credit Commitments to $367,274,048.02.
C.    Subject to the terms and conditions stated in this Third Amendment, the parties are willing to modify and amend the Credit Agreement, as provided in this Third Amendment.
Agreement
NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements herein, and each act performed and to be performed hereunder, Administrative Agent, the Lenders, Borrower and Guarantor agree as follows:
1.Definitions. Except as otherwise expressly stated in this Third Amendment, all terms used in the Recitals and in this Third Amendment that are defined in the Credit Agreement, and that are not otherwise defined herein, shall have the same meanings in this Third Amendment as are ascribed to them in the Credit Agreement.

2.Reallocation/Increase of Commitments. As of the Third Amendment Effective Date, the parties hereto agree that each Lender’s Commitments shall be the amounts set forth on Schedule 1.1(a) attached hereto and to the extent necessary, such Commitments reflect any adjustments, reallocations or increases, as applicable. The agreements of any Lenders to increase each such Lender’s Commitments under this Section 2 are several and not joint.

3.New Lender.    From and after the Third Amendment Effective Date, U.S. Bank, National Association (the “New Lender”), shall be a Lender under the Credit Agreement, with the Commitments as set forth therein. The New Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Third Amendment and to consummate the transactions contemplated hereby and to become a Lender having its Commitments set forth in the Credit Agreement, (ii) from and after the Third Amendment Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of its Commitments and related interests, shall have the obligations of a Lender thereunder, (iii) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 8.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Third Amendment and to become a Lender having the Commitments set forth in the Credit Agreement, and (iv) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Third Amendment and to become a Lender having the Commitments set forth in the Credit Agreement; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender. Without limiting the generality of the foregoing, the New Lender confirms that it has thereby appointed (and does hereby appoint) Wells Fargo Bank, National Association to act on its behalf as the Administrative Agent and has thereby authorized (and does hereby authorize) the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

4.Amendments to Credit Agreement. The following amendments are made to the Credit Agreement effective as of the Third Amendment Effective Date:

(a)    New Definitions. The following definitions are added to Section 1.1 of the Credit Agreement to read in their entirety as follows:
“Incremental Facilities Limit” means $50,000,000 less the total aggregate initial principal amount (as of the date of incurrence thereof) of all previously incurred unfunded Incremental Loan Commitments and Incremental Loans.
“Incremental Loan Commitments” has the meaning assigned thereto in Section 5.13(a)(ii).
“Incremental Loans” has the meaning assigned thereto in Section 5.13(a)(ii).
“Incremental Term Loan” has the meaning assigned thereto in Section 5.13(a)(i).
“Incremental Term Loan Commitment” has the meaning assigned thereto in Section 5.13(a)(i).
“Initial Term Loan” means the term loan made, or to be made, to the Borrower by the Term Loan Lenders pursuant to Section 4.1.
“Third Amendment” means that certain Third Amendment to Amended and Restated Credit Agreement and Commitment Increase Agreement, dated as of the Third Amendment Effective Date, by and among the Borrower, Guarantor, Administrative Agent and the Lenders.
“Third Amendment Effective Date” means March 17, 2017.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness, in each case of clauses (a) and (b), without giving effect to the application of any prior prepayment to such installment, sinking fund, serial maturity or other required payment of principal.
(b)    Amended Definitions. The following definitions contained in Section 1.1 of the Credit Agreement are amended, and as so amended, restated in their entirety as follows:

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and all requests, rules, guidelines or directives thereunder or issued in connection therewith shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued, and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) or the United States financial regulatory authorities shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Revolving Credit Loans, the Term Loan, participations in L/C Obligations or participations in Swingline Loans required to be funded by it hereunder within one (1) Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one (1) Business Day of the date when due, unless such amount is the subject of a good faith dispute, (c) has notified the Borrower, the Administrative Agent or any other Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply or has failed to comply with its funding obligations under this Agreement or under other agreements in which it commits or is obligated to extend credit, (d) has become or is insolvent or has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, or (e) has become the subject of a Bail-In Action; provided, that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 12.10(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 12.10(b)(iii)).
“Revolving Credit Commitment” means (a) as to any Revolving Credit Lender, the obligation of such Revolving Credit Lender to make Revolving Credit Loans to, and to purchase participations in L/C Obligations and Swingline Loans for the account of the Borrower hereunder in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Revolving Credit Lender’s name on the Register, as such amount may be modified at any time or from time to time pursuant to the terms hereof (including, without limitation, Section 5.13) and (b) as to all Revolving Credit Lenders, the aggregate commitment of all Revolving Credit Lenders to make Revolving Credit Loans, as such amount may be modified at any time or from time to time pursuant to the terms hereof (including, without limitation,

Section 5.13). The aggregate Revolving Credit Commitment of all the Revolving Credit Lenders on the Third Amendment Effective Date shall be $367,274,048.02.
“Revolving Credit Maturity Date” means the earliest to occur of (a) March 17, 2022, (b) the date of termination of the entire Revolving Credit Commitment by the Borrower pursuant to Section 2.5, or (c) the date of termination of the Revolving Credit Commitment pursuant to Section 10.2(a).
“Term Loan Commitment” means (a) as to any Term Loan Lender, the obligation of such Term Loan Lender to make a portion of the Term Loan and/or Incremental Term Loans, as applicable, to the account of the Borrower hereunder on the Third Amendment Effective Date (in the case of the Initial Term Loan) or the applicable borrowing date (in the case of any Incremental Term Loan) in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on the Register, as such amount may be increased, reduced or otherwise modified at any time or from time to time pursuant to the terms hereof and (b) as to all Term Loan Lenders, the aggregate commitment of all Term Loan Lenders to make such Term Loans. The aggregate Term Loan Commitment with respect to the Initial Term Loan of all Term Loan Lenders on the Third Amendment Effective Date shall be $82,725,951.98.
“Term Loan Maturity Date” means the first to occur of (a) March 17, 2022, and (b) the date of acceleration of the Term Loan pursuant to Section 10.2(a).
“Term Loans” means the Initial Term Loan and, if applicable, the Incremental Term Loans and “Term Loan” means any of such Term Loans.
(c)    Amendment to Section 4.2. Section 4.2 of the Credit Agreement is amended, and as so amended, restated in its entirety as follows:
“SECTION 4.2        Procedure for Advance of Term Loan. The Borrower shall give the Administrative Agent an irrevocable Notice of Borrowing prior to 11:00 a.m. on the Second Amendment Effective Date requesting that the Term Loan Lenders make the Term Loan as a Base Rate Loan on such date (provided that the Borrower may request, no later than three (3) Business Days prior to the Second Amendment Effective Date, that the Lenders make the Term Loan as a LIBOR Rate Loan if the Borrower has delivered to the Administrative Agent a letter in form and substance reasonably satisfactory to the Administrative Agent indemnifying the Lenders in the manner set forth in Section 5.9 of this Agreement). Upon receipt of such Notice of Borrowing from the Borrower, the Administrative Agent shall promptly notify each Term Loan Lender thereof. Not later than 1:00 p.m. on the Second Amendment Effective Date, each Term Loan Lender will make available to the Administrative Agent for the account of the Borrower, at the Administrative Agent’s Office in immediately available funds, the amount of such Term Loan to be made by such Term Loan Lender on the Second Amendment Effective Date. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of the Term Loan in immediately available funds by wire transfer to such Person or Persons as may be designated by the Borrower in writing. Notwithstanding the foregoing, any Incremental Term Loans shall be borrowed pursuant to, and in accordance with Section 5.13.”
(d)    Amendment to Section 4.3. Section 4.3 of the Credit Agreement is amended, and as so amended, restated in its entirety as follows:

“SECTION 4.3         Repayment of Term Loan.  The Borrower shall repay the aggregate outstanding principal amount of the Term Loan in consecutive quarterly installments on the last Business Day of each of March, June, September and December commencing March 31, 2017 in an amount equal to $3,941,488.40, except as the amounts of individual installments may be adjusted pursuant to Section 4.4 hereof.  If not sooner paid, the Term Loan shall be paid in full, together with accrued interest thereon, on the Term Loan Maturity Date.”
(e)    Amendment to Section 4.4. Section 4.4 of the Credit Agreement is amended, and as so amended, restated in its entirety as follows:
“SECTION 4.4        Prepayments of Term Loan. In addition to any mandatory prepayments required under Section 5.16, the Borrower shall have the right at any time and from time to time, without premium or penalty, to prepay the Term Loans, in whole or in part, upon delivery to the Administrative Agent of a Notice of Prepayment not later than 11:00 a.m. (i) on the same Business Day as each Base Rate Loan and (ii) at least three (3) Business Days before each LIBOR Rate Loan, specifying the date and amount of repayment, whether the repayment is of LIBOR Rate Loans or Base Rate Loans or a combination thereof, and if a combination thereof, the amount allocable to each and whether the repayment is of the Initial Term Loan, an Incremental Term Loan or a combination thereof, and if a combination thereof, the amount allocable to each. Each optional prepayment of the Term Loans hereunder shall be in an aggregate principal amount of at least $1,000,000 or any whole multiple of $250,000 in excess thereof and shall be applied to the outstanding principal installments of the Term Loans as directed by the Borrower. Each repayment shall be accompanied by any amount required to be paid pursuant to Section 5.9 hereof. A Notice of Prepayment received after 2:00 p.m. shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the applicable Term Loan Lenders of each Notice of Prepayment. Notwithstanding the foregoing, any Notice of Prepayment delivered in connection with any refinancing of all of the Credit Facility with the proceeds of such refinancing or of any other incurrence of Indebtedness or a Change of Control transaction may be, if expressly so stated to be, contingent upon the consummation of such refinancing or incurrence or Change of Control transaction and may be revoked by the Borrower in the event such refinancing or Change of Control transaction is not consummated.”
(f)    Amendment to Section 5.13. Section 5.13 of the Credit Agreement is amended, and as so amended, restated in its entirety as follows:
“SECTION 5.13    Incremental Credit Increases.
(a)    At any time after the Third Amendment Effective Date, the Borrower may by written notice to the Administrative Agent elect to request the establishment of:

(i)
one or more incremental term loan commitments (any such incremental term loan commitment, an “Incremental Term Loan Commitment”) to make one or more additional term loans, including a borrowing of an additional term loan the principal amount of which will be added to the outstanding principal amount of the existing tranche of Term Loans with the latest maturity date (any such additional term loan, an “Incremental Term Loan”); or

(ii)
one or more increases in the Revolving Credit Commitments (the “Incremental Revolving Credit Commitments” and, together with the Incremental Term Loan Commitments, the “Incremental Loan Commitments”) to make incremental revolving credit loans (any such increases, the “Incremental Revolving Credit

Increases” and, together with the Incremental Term Loans, the “Incremental Loans”);

provided that (1) the total aggregate initial principal amount (as of the date of incurrence thereof) of such requested Incremental Loan Commitments and Incremental Loans shall not exceed the Incremental Facilities Limit and (2) the total aggregate amount for each Incremental Loan Commitment (and the Incremental Loans made thereunder) shall not be less than a minimum principal amount of $10,000,000 or, if less, the remaining amount permitted pursuant to the foregoing clause (1). Each such notice shall specify the date (each, an “Increased Amount Date”) on which the Borrower proposes that any Incremental Loan Commitment shall be effective, which shall be a date not less than ten (10) Business Days after the date on which such notice is delivered to Administrative Agent (or such later date as may be approved by the Administrative Agent). The Borrower may invite any Lender, any Affiliate of any Lender and/or any Approved Fund, and/or any other Person reasonably satisfactory to the Administrative Agent, to provide an Incremental Loan Commitment (any such Person, an “Incremental Lender”). Any Lender or any Incremental Lender offered or approached to provide all or a portion of any Incremental Loan Commitment may elect or decline, in its sole discretion, to provide such Incremental Loan Commitment. Any Incremental Loan Commitment shall become effective as of such Increased Amount Date; provided that each of the following conditions has been satisfied or waived as of such Increased Amount Date:
(A)    no Default or Event of Default shall exist on such Increased Amount Date immediately prior to or after giving effect to (1) any Incremental Loan Commitment, (2) the making of any Incremental Loans pursuant thereto and (3) any Permitted Acquisition consummated in connection therewith;

(B)    the Administrative Agent and the Lenders shall have received from the Borrower an Officer’s Compliance Certificate demonstrating that the Borrower will be in compliance on a Pro Forma Basis with the financial covenants set forth in Section 9.15 both before and after giving effect to (1) any Incremental Loan Commitment, (2) the making of any Incremental Loans pursuant thereto (with such Incremental Loans being deemed to be fully funded and giving effect to any Indebtedness to be repaid with proceeds thereof) and (3) any Permitted Acquisition consummated in connection therewith;

(C)    the proceeds of any Incremental Loans shall be used for general corporate purposes of the Borrower and its Subsidiaries (including Permitted Acquisitions);

(D)    each Incremental Loan Commitment (and the Incremental Loans made thereunder) shall constitute Obligations of the Borrower and shall be secured and guaranteed with the other Extensions of Credit on a pari passu basis;

(E)    (1)    in the case of each Incremental Term Loan (the terms of which shall be set forth in the relevant Lender Joinder Agreement):
(x)    such Incremental Term Loan will mature and amortize in a manner reasonably acceptable to the Administrative Agent, the Incremental Lenders making such Incremental Term Loan and the

Borrower, but will not in any event have a shorter Weighted Average Life to Maturity than the remaining Weighted Average Life to Maturity of the Initial Term Loan or a maturity date earlier than the Term Loan Maturity Date;
(y)    the Applicable Margin and pricing grid, if applicable, for such Incremental Term Loan shall be determined by the Administrative Agent, the applicable Incremental Lenders and the Borrower on the applicable Increased Amount Date; provided that if the Applicable Margin in respect of any Incremental Term Loan exceeds the Applicable Margin for the Initial Term Loan, then the Applicable Margin for the Initial Term Loan shall be increased so that the Applicable Margin in respect of such Initial Term Loan is equal to the Applicable Margin for the Incremental Term Loan; provided further in determining the Applicable Margin(s) applicable to each Incremental Term Loan and the Applicable Margin(s) for the Initial Term Loan, (AA) original issue discount (“OID”) or upfront fees (which shall be deemed to constitute like amounts of OID) payable by the Borrower to the Lenders under such Incremental Term Loan or the Initial Term Loan in the initial primary syndication thereof shall be included (with OID being equated to interest based on assumed four-year life to maturity) and (BB) customary arrangement or commitment fees payable to any Lead Arranger (or its affiliates) in connection with the Initial Term Loan or to one or more arrangers (or their affiliates) of any Incremental Term Loan shall be excluded (it being understood that the effects of any and all interest rate floors shall be included in determining Applicable Margin(s) under this provision); and
(z)    except as provided above, all other terms and conditions applicable to such Incremental Term Loan shall, except to the extent otherwise provided in this Section 5.13, be identical to the terms and conditions applicable to the Initial Term Loan;
(2)    in the case of each Incremental Revolving Credit Increase (the terms of which shall be set forth in the relevant Lender Joinder Agreement):
(x)    such Incremental Revolving Credit Increases shall mature on the Revolving Credit Maturity Date, shall bear interest at a rate determined by the Administrative Agent, the applicable Incremental Lenders and the Borrower and shall be subject to the same terms and conditions as the Revolving Credit Loans; interest rate margins and/or unused fees with respect to any Incremental Revolving Credit Increase may be higher than the interest rate margins and/or unused fees applicable to the then existing Revolving Credit Commitments; provided further that, in determining the interest rate margins and unused fees applicable to the Incremental Revolving Credit Increases and the then existing Revolving Credit Commitments, (1) any upfront fees payable by the Borrower to the Lenders under then existing Revolving Credit Commitments or any Incremental Revolving Credit Commitment, in each case in the initial primary syndication thereof and the effects of any and all interest rate floors, shall be included (with such upfront fees being equated to interest based on an assumed four (4) year life to maturity), (2) customary arrangement or commitment fees payable to any lead arranger (or its affiliates) or to one or more arrangers (or their affiliates) in connection with the then existing Revolving Credit Commitments or to one or more arrangers (or their affiliates) of any Incremental Revolving Credit Commitments shall be excluded and (3) in the event that, at the time of determination, the Applicable Margin is determined based on a pricing grid, the interest rate margins and unused fees shall be measured for purposes of this clause (E) by reference to each level of the pricing grid;
(y)    the outstanding Revolving Credit Loans and Revolving Credit Commitment Percentages of Swingline Loans and L/C Obligations will be reallocated by the Administrative Agent on the applicable Increased Amount Date among the Revolving Credit Lenders (including the Incremental Lenders providing such Incremental Revolving Credit Increases) in accordance with their revised Revolving Credit Commitment Percentages (and the Revolving Credit Lenders (including the Incremental Lenders providing such Incremental Revolving Credit Increases) agree to make all payments and adjustments necessary to effect such reallocation and the Borrower shall pay any and all costs required pursuant to Section 5.9 in connection with such reallocation as if such reallocation were a repayment); and
(z)    except as provided above, all of the other terms and conditions applicable to such Incremental Revolving Credit Increases shall, except to the extent otherwise provided in this Section 5.13, be identical to the terms and conditions applicable to the Revolving Credit Facility;
(F)    (1)    any Incremental Lender making any Incremental Term Loan shall be entitled to the same voting rights as the existing Term Loan Lenders under the Term Loan Facility and (unless otherwise agreed by the applicable Incremental Lenders) each Incremental Term Loan shall receive proceeds of prepayments on the same basis as the Initial Term Loan (such prepayments to be shared pro rata on the basis of the original aggregate funded amount thereof among the Initial Term Loan and the Incremental Term Loans); and

(2)    any Incremental Lender with an Incremental Revolving Credit Increase shall be entitled to the same voting rights as the existing Revolving Credit Lenders under the Revolving Credit Facility and any Extensions of Credit made in connection with each Incremental Revolving Credit Increase shall receive proceeds of prepayments on the same basis as the other Revolving Credit Loans made hereunder;
(G)    such Incremental Loan Commitments shall be effected pursuant to one or more Lender Joinder Agreements executed and delivered by the Borrower, the Administrative Agent and the applicable Incremental Lenders (which Lender Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 5.13);

(H)    the Borrower shall deliver or cause to be delivered any customary legal opinions or other documents (including, without limitation, a resolution duly adopted by the board of directors (or equivalent governing body) of each Credit Party authorizing such Incremental Loan and/or Incremental Term Loan Commitment), as may be reasonably requested by Administrative Agent in connection with any such transaction; and

(I)    each Lender and Incremental Lender providing such Incremental Loan Commitment (if any) shall receive a standard flood hazard determination form for any real estate subject to a mortgage in favor of the Administrative Agent, and with respect to any such real estate located in a special flood hazard area, such other applicable flood insurance due diligence information and evidence of flood insurance compliance reasonably satisfactory to such Lender and Incremental Lender (if any).

(b)    The Incremental Term Loans shall be deemed to be Term Loans; provided that any such Incremental Term Loan that is not added to the outstanding principal balance of a pre-existing Term Loan shall be designated as a separate tranche of Term Loans for all purposes of this Agreement.
(c)    The Incremental Lenders shall be included in any determination of the Required Lenders or Required Revolving Credit Lenders, as applicable, and the Incremental Lenders will not constitute a separate voting class for any purposes under this Agreement.
(d)    On any Increased Amount Date on which any Incremental Term Loan Commitment becomes effective, subject to the foregoing terms and conditions, each Incremental Lender with an Incremental Term Loan Commitment shall make, or be obligated to make, an Incremental Term Loan to the Borrower in an amount equal to its Incremental Term Loan Commitment and shall become a Term Loan Lender hereunder with respect to such Incremental Term Loan Commitment and the Incremental Term Loan made pursuant thereto.
(e)    On any Increased Amount Date on which any Incremental Revolving Credit Increase becomes effective, subject to the foregoing terms and conditions, each Incremental Lender with an Incremental Revolving Credit Commitment shall become a Revolving Credit Lender hereunder with respect to such Incremental Revolving Credit Commitment.”
(g)    Amendment to Section 8.16(b). Subsection (b) to Section 8.16 of the Credit Agreement is amended, and as so amended, restated in its entirety as follows:
“(b)    The Borrower shall use the proceeds of any Incremental Term Loan and any Incremental Revolving Credit Increase as permitted pursuant to Section 5.13, as applicable.”
(h)    Amendment to Section 12.2. The final paragraph of Section 12.2 of the Credit Agreement beginning with the phrase “Notwithstanding anything in this Agreement to the contrary” is amended, and as so amended, restated in its entirety as follows:
“Notwithstanding anything in this Agreement to the contrary, each Lender hereby irrevocably authorizes the Administrative Agent on its behalf, and without further consent, to enter into amendments or modifications to this Agreement (including, without limitation, amendments to this Section 12.2) or any of the other Loan

Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to effectuate the terms of Section 5.13 (including, without limitation, as applicable, (1) to permit the Incremental Term Loans and the Incremental Revolving Credit Increases to share ratably in the benefits of this Agreement and the other Loan Documents, (2) to include the Incremental Term Loan Commitments and the Incremental Revolving Credit Increase, as applicable, or outstanding Incremental Term Loans and outstanding Incremental Revolving Credit Increase, as applicable, in any determination of (i) Required Lenders or Required Revolving Credit Lenders, as applicable or (ii) similar required lender terms applicable thereto); provided that no amendment or modification shall result in any increase in the amount of any Lender’s Commitment or any increase in any Lender’s Commitment Percentage, in each case, without the written consent of such affected Lender and (3) to make amendments to any outstanding tranche of Term Loans to permit any Incremental Term Commitments and Incremental Term Loans to be “fungible” (including, without limitation, for purposes of the Code) with such tranche of Term Loans, including, without limitation, increases in the Applicable Margin or any fees payable to such outstanding tranche of Term Loans or providing such outstanding tranche of Term Loans with the benefit of any call protection or covenants that are applicable to the proposed Incremental Term Commitments or Incremental Term Loans; provided that any such amendments or modifications to such outstanding tranche of Term Loans shall not directly adversely affect the Lenders holding such tranche of Term Loans without their consent.”
(i)    Amendment to Schedule 1.1(a). Schedule 1.1(a) attached to the Credit Agreement is amended, and as so amended, restated in its entirety in the form of Schedule 1.1(a) attached hereto.
5.New Title. The parties hereby agree that, effective as of the Third Amendment Effective Date, Fifth Third Bank shall be granted the title of Documentation Agent with respect to the financial transactions evidenced by the Credit Agreement and the Loan Documents.  Notwithstanding the foregoing or any other titles set forth in the Credit Agreement, none of the syndication agents, documentation agents, co-agents, bookrunners or arrangers listed herein or therein shall have any powers, duties or responsibilities under this Third Amendment, the Credit Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender, the Swingline Lender or the Issuing Lender.

6.Rollover and Reallocation of Letters of Credit. As of the Third Amendment Effective Date, the Issuing Lender hereby grants to each L/C Participant, and each L/C Participant hereby accepts and purchases from the Issuing Lender, on the terms and conditions stated in the Credit Agreement, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Revolving Credit Commitment Percentage in the Issuing Lender’s obligations and rights under and in respect of each existing Letter of Credit issued under the Credit Agreement and the amount of each draft paid by the Issuing Lender thereunder.

7.Representations of Borrower.  Borrower represents and warrants to the Lenders and Administrative Agent as follows:

(a)    (i) The execution, delivery and performance of this Third Amendment and all agreements and documents delivered pursuant hereto by Borrower have been duly authorized by all necessary corporate action and do not and will not violate (x) any provision of any law, rule, regulation, order, judgment, injunction, or writ presently in effect applying to Borrower or its articles of incorporation or bylaws, as applicable, or (y) result in a breach of or constitute a default under any material agreement, lease or instrument to which Borrower is a party or by which Borrower or any of its properties may be bound or affected, which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) no authorization, consent, approval, license, exemption or filing of a registration with any court or governmental department, agency or instrumentality is or will be necessary to the valid execution, delivery or performance by Borrower of this Third Amendment and all agreements and documents delivered pursuant hereto, other than consents, authorizations, filings or other acts or consents for which the failure to obtain or make could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) this Third Amendment and all agreements and documents delivered pursuant hereto by Borrower are the legal, valid and binding obligations of Borrower, as a signatory thereto, and enforceable against Borrower in accordance with the terms thereof except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal Debtor Relief Laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.
(b)    After giving effect to the amendments contained in this Third Amendment, the representations and warranties contained in Article VII of the Credit Agreement are true and correct in all material respects on and as of the Third Amendment Effective Date with the same force and effect as if made on and as of the Third Amendment Effective Date, except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects, and except that the representation in Section 7.15 of the Credit Agreement shall be deemed to refer to the financial statements of Borrower most recently delivered to the Lenders and Administrative Agent prior to the Third Amendment Effective Date.
(c)    No Event of Default or, to the knowledge of Borrower, Default shall have occurred and be continuing under the Credit Agreement as of the Third Amendment Effective Date.
8.Consent and Representations of Guarantor. Guarantor represents and warrants to the Lenders and Administrative Agent as follows:

(a)Guarantor, by Guarantor’s execution of this Third Amendment, expressly consents to the execution, delivery and performance by Borrower, the Lenders and Administrative Agent of this Third Amendment and all agreements, instruments and documents delivered pursuant hereto, and agrees that neither the provisions of this Third Amendment nor any action taken or not taken in accordance with the terms of the this Third Amendment shall constitute a termination, extinguishment, release, or discharge of any of its obligations under the Amended and Restated Guaranty, dated as of April 28, 2015, executed by Guarantor in favor of the Lenders and Administrative Agent (as the same has been and may hereafter be amended and/or restated from time to time and at any time, the “Guaranty”), guaranteeing to the Lenders and Administrative Agent the payment of the Guaranteed Obligations (as such term is defined in the Guaranty) when due or provide a defense, set off, or counterclaim to it with respect to any Guarantor’s obligations under the Guaranty or any other Loan Documents. Guarantor affirms to the Lenders and Administrative Agent that the Guaranty is in full force and effect, is a valid and binding obligation of Guarantor and continues to secure and support the Guaranteed Obligations.

(b)(i) The execution, delivery and performance of this Third Amendment and all agreements and documents delivered pursuant hereto by Guarantor have been duly authorized by all necessary corporate action and do not and will not violate (x) any provision of any law, rule, regulation, order, judgment, injunction, or writ presently in effect applying to Guarantor, or its articles of incorporation or bylaws, as applicable, or (y) result in a breach of or constitute a default under any material agreement, lease or instrument to which Guarantor is a party or by which Guarantor or any of its properties may be bound or affected, which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) no authorization, consent, approval, license, exemption or filing of a registration with any court or governmental department, agency or instrumentality is or will be necessary to the valid execution, delivery or performance by Guarantor of this Third Amendment and all agreements and documents delivered pursuant hereto, other than consents, authorizations, filings or other acts or consents for which the failure to obtain or make could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) this Third Amendment and all agreements and documents delivered pursuant hereto by Guarantor are the legal, valid and binding obligations of Guarantor, as a signatory thereto, and enforceable against Guarantor in accordance with the terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal Debtor Relief Laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

(c)The request for and the grant of the confirmations, consents and waivers given herein shall not establish a course of conduct or dealing among the Lenders, Administrative Agent and Guarantor and shall not impose any obligation on the Lenders or Administrative Agent to consult with, notify or obtain the consent of the Guarantor in the future if the financial accommodations provided to the Borrower should be revised, amended or increased.

9.Conditions.  The obligation of the Lenders and Administrative Agent to execute and to perform this Third Amendment shall be subject to full satisfaction of the following conditions precedent on or before the Third Amendment Effective Date (in the case of deliveries of executed documents, such condition shall be satisfied by delivery of an electronic copy, with delivery of originals to promptly follow):

(a)There shall exist no Event of Default or, to the knowledge of Borrower, Default.

(b)All liens in favor of the Administrative Agent, for the benefit of the Lenders, shall be in full force and effect with the required priority.

(c)This Third Amendment shall have been duly executed and delivered by Borrower and Guarantor to the Lenders and Administrative Agent.

(d)The Amended and Restated Revolving Credit Note, dated as of even date herewith, in favor of Wells Fargo in the original principal amount of $81,616,455.12 shall have been duly executed and delivered by Borrower to Wells Fargo.

(e)The Amended and Restated Revolving Credit Note, dated as of even date herewith, in favor of Bank of America in the original principal amount of $81,616,455.12 shall have been duly executed and delivered by Borrower to Bank of America.

(f)The Amended and Restated Revolving Credit Note, dated as of even date herewith, in favor of KeyBank in the original principal amount of $67,865,102.63 shall have been duly executed and delivered by Borrower to KeyBank.

(g)The Amended and Restated Revolving Credit Note, dated as of even date herewith, in favor of Lake City in the original principal amount of $24,484,936.53 shall have been duly executed and delivered by Borrower to Lake City.

(h)The Amended and Restated Revolving Credit Note, dated as of even date herewith, in favor of 1st Source in the original principal amount of $19,587,949.23 shall have been duly executed and delivered by Borrower to 1st Source.

(i)The Amended and Restated Revolving Credit Note, dated as of even date herewith, in favor of Fifth Third in the original principal amount of $55,375,744.59 shall have been duly executed and delivered by Borrower to Fifth Third.

(j)The Revolving Credit Note, dated as of even date herewith, in favor of New Lender in the original principal amount of $36,727,404.80 shall have been duly executed and delivered by Borrower to New Lender.

(k)The Amended and Restated Term Note, dated as of even date herewith, in favor of Wells Fargo in the original principal amount of $18,383,544.88 shall have been duly executed and delivered by Borrower to Wells Fargo.

(l)The Amended and Restated Term Note, dated as of even date herewith, in favor of Bank of America in the original principal amount of $18,383,544.88 shall have been duly executed and delivered by Borrower to Bank of America.

(m)The Amended and Restated Term Note, dated as of even date herewith, in favor of KeyBank in the original principal amount of $15,286,147.37 shall have been duly executed and delivered by Borrower to KeyBank.

(n)The Amended and Restated Term Note, dated as of even date herewith, in favor of Lake City in the original principal amount of $5,515,063.47 shall have been duly executed and delivered by Borrower to Lake City.

(o)The Amended and Restated Term Note, dated as of even date herewith, in favor of 1st Source in the original principal amount of $4,412,050.77 shall have been duly executed and delivered by Borrower to 1st Source.

(p)The Amended and Restated Term Note, dated as of even date herewith, in favor of Fifth Third in the original principal amount of $12,473,005.41 shall have been duly executed and delivered by Borrower to Fifth Third.

(q)The Term Note, dated as of even date herewith, in favor of New Lender in the original principal amount of $8,272,595.20 shall have been duly executed and delivered by Borrower to New Lender.

(r)Borrower shall have paid to Wells Fargo Securities, LLC all fees and expenses required to be paid pursuant to the Engagement Letter dated as of February 27, 2017, by Wells Fargo Securities, LLC and agreed to and accepted by Borrower.

(s)Copies of such organizational documents or resolutions of Borrower or Guarantor as Administrative Agent may request evidencing necessary organizational action by Borrower or Guarantor with respect to this Third Amendment and all other agreements or documents delivered pursuant hereto as any Lender or Administrative Agent may reasonably request.

(t)Borrower shall have delivered to Administrative Agent all title policy updates, appraisals, environmental questionnaires and flood certificates as Administrative Agent may reasonably request.

(u)Borrower shall have delivered all other opinions, certificates and instruments as Administrative Agent may reasonably request.

10.Fees. Borrower shall promptly pay all costs and reasonable and documented out-of-pocket expenses incurred by the Administrative Agent in connection with the negotiation, preparation and closing of this Third Amendment and the other documents and agreements delivered pursuant hereto, including the reasonable and documented fees and out-of-pocket expenses of Faegre Baker Daniels LLP, special counsel to Administrative Agent.

11.Waiver of Defenses and Claims. In consideration of the financial accommodations provided to Borrower by the Lenders as contemplated by this Third Amendment, Borrower and Guarantor, jointly and severally, hereby waive, release, and forever discharge the Lenders and Administrative Agent from and against any and all rights, claims or causes of actions of Borrower or Guarantor against the

Lenders or Administrative Agent arising from any Lender’s or Administrative Agent’s actions or inactions with respect to the Loan Documents or any security interest, lien or collateral in connection therewith as well as any and all rights of set off, defenses, claims, causes of action and any other bar to the enforcement of the Loan Documents which exist as of the Third Amendment Effective Date.

12.Binding on Successors and Assigns. All of the terms and provisions of this Third Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, assigns and legal representatives.

13.Governing Law/Entire Agreement/Survival/Miscellaneous. This Third Amendment is a contract made under, and shall be governed by and construed in accordance with, the laws of the State of Illinois applicable to contracts made and to be performed entirely within such state and without giving effect to the choice or conflicts of laws principles of any other jurisdiction. This Third Amendment constitutes and expresses the entire understanding between the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings, commitments, inducements or conditions, whether expressed or implied, oral or written. All covenants, agreements, undertakings, representations and warranties made in this Third Amendment shall survive the execution and delivery of this Third Amendment, and shall not be affected by any investigation made by any person. The Credit Agreement, as amended hereby, remains in full force and effect in accordance with its terms and provisions.

14.Amendment of Other Loan Documents. All references to the Credit Agreement in the other Loan Documents shall mean the Credit Agreement, as modified and amended by this Third Amendment and as it may be further amended, modified, extended, renewed, supplemented and/or restated from time to time and at any time. The other Loan Documents are hereby modified and amended to the extent necessary to conform them to, or to cause them to accurately reflect, the terms of the Credit Agreement, as modified by this Third Amendment. Except as otherwise expressly provided herein, all of the terms and provisions of the Credit Agreement and the other Loan Documents, as modified and amended by this Third Amendment, remain in full force and effect, and fully binding on the parties thereto and their respective successors and assigns.

15.Further Assurances. The parties shall duly execute and deliver, or cause to be executed and delivered, such further instruments and perform or cause to be performed such further acts as may be necessary or proper in the reasonable opinion of any other party to carry out the provisions and purposes of this Third Amendment.

16.Counterparts. This Third Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one agreement. In the event any party executes and delivers this Third Amendment via facsimile or electronic transmission, such party hereby agrees that for the purposes of enforcement and all applicable statutes, laws and rules, including, without limitation, the Uniform Commercial Code, rules of evidence and statutes of fraud: (i) the facsimile or electronic signature of such party shall constitute a binding signature of such party as a symbol and mark executed and adopted by such party with a present intention to authenticate this Third Amendment; (ii) the facsimile or electronic transmission of this Third Amendment shall constitute a writing signed by such party; and (iii) the facsimile or electronic transmission of this Third Amendment shall constitute an original of and best evidence of this Third Amendment.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed and delivered by their respective authorized signatories.

PATRICK INDUSTRIES, INC., as Borrower

By: /s/ Joshua Boone
Name: Joshua Boone
Title: Vice President-Finance, Chief Financial Officer, Secretary and Treasurer

ADORN HOLDINGS, INC., as Guarantor

By: /s/ Joshua Boone
Name: Joshua Boone
Title: Secretary and Treasurer

Signature Page to Third Amendment to Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and a Lender

By: /s/ David W. O’Neal
Name: David W. O’Neal
Title: Senior Vice President

BANK OF AMERICA, N.A., as a Lender

By: /s/ Robert Kling
Name: Robert Kling
Title: Vice President

KEYBANK NATIONAL ASSOCIATION, as a Lender

By: /s/ Michael Fesl
Name: Michael Fesl
Title: Assistant Vice President

LAKE CITY BANK, as a Lender

By: /s/ Gregory C. Brown
Name: Gregory C. Brown
Title: Vice President

1st SOURCE BANK, as a Lender

By: /s/ Darren W. Teamer
Name: Darren W. Teamer
Title: Vice President

FIFTH THIRD BANK, as a Lender

By: /s/ Craig Ellis
Name: Craig Ellis
Title: Vice President

U.S. BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Adam Gelfeld
Name: Adam Gelfeld
Title: Senior Vice President

Signature Page to Third Amendment to Credit Agreement

Schedule 1.1(a) Commitments/Loans

Lender	Revolving Credit Commitment	Revolving Credit Commitment Percentage	Term Loan Commitment	Term Loan Commitment Percentage	Total Commitment
Wells Fargo Bank, National Association	$81,616,455.12	22.222%	$18,383,544.88	22.222%	$100,000,000.00
Bank of America, N.A.	$81,616,455.12	22.222%	$18,383,544.88	22.222%	$100,000,000.00
KeyBank National Association	$67,865,102.63	18.478%	$15,286,147.37	18.478%	$83,151,250.00
Fifth Third Bank	$55,375,744.59	15.077%	$12,473,005.41	15.077%	$67,848,750.00
U.S. Bank, National Association	$36,727,404.80	10.000%	$8,272,595.20	10.000%	$45,000,000.00
Lake City Bank	$24,484,936.53	6.667%	$5,515,063.47	6.667%	$30,000,000.00
1st Source Bank	$19,587,949.23	5.333%	$4,412,050.77	5.333%	$24,000,000.00
Total	$367,274,048.02	100%	$82,725,951.98	100%	$450,000,000.00